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Exhibit 10.2

Agreement for Purchase and Sale of Commercial Property

    This agreement is made on February 12, 2001, at San Jose, California, by Integrated Power Chip Corporation, a corporation organized under the laws of California, referred to in this agreement as seller, whose principal business address is 17 Great Oaks Boulevard, Suite 101, City of San Jose, County of Santa Clara, State of California, and Photon Dynamics, Inc., a corporation organized under the laws of the State of California, referred to in this agreement as purchaser, with its principal office at 6325 San Ignacio Avenue, City of San Jose, County of Santa Clara, in this state.

RECITALS

In consideration of the covenants and agreements of the respective parties, as set forth in this agreement, seller agrees to sell and convey to purchaser, and purchaser agrees to purchase and take from seller, the real property situated at 17 Great Oaks Boulevard, the City of San Jose, County of Santa Clara, State of California and particularly described in Exhibit A attached, together with all improvements on it and appurtenances to it, and the articles of equipment and other personal property permanently affixed to the real property or improvements. The real and personal property above described is referred to in this agreement as the property.

Transfer to purchaser will include all right, title and interest of seller in and to all streets, alleys, roads and avenues adjoining the real property, and will further include any award for damaging or taking by eminent domain by public or quasi-public authority, of the real property or any part of it.

    The following terms, provisions, and conditions are further agreed to:

SECTION I
PRICE

    The purchase price for the property is Six Million Dollars ($6,000,000.00) payable as follows: The full amount of the purchase price, reduced by all adjustments and credits reflected by this agreement, the escrow instructions signed by the parties and the preliminary escrow closing statement signed by the parties will be paid into escrow on or before the date for close of escrow in cash or its equivalent.

SECTION II
TITLE; TENANCIES; CLOSING

    a)  Conveyance of title to the property will be by grant deed with full covenants, executed by seller accompanied by a verified and duly adopted resolution of the board of directors of seller, authorizing such conveyance, to purchaser or purchaser's nominees. Title to be conveyed will be good and marketable, subject only to the exceptions which are reflected on the First American Title Guaranty Company title report provided to buyer and accepted by buyer in writing within fifteen (15) days of receipt of the First American Title Guaranty Company preliminary title report. Conveyance of title will be made on the date identified in this agreement as the close of escrow and Title will be evidenced by a standard form title insurance policy issued by First American Title Guaranty Company, insuring title to property to be in purchaser or its nominees, subject only to the matters as set forth in this agreement.

    b)  The property, at present has two occupants—seller, as owner, and buyer, as sole tenant, under a three (3)- year lease dated September 6, 2000 which three-year lease provides for tenant improvements to be made by the landlord (seller), the value of which is $125,000. All right, title and interest of seller in and to the property will be transferred to purchaser or its nominees at the time of conveyance of title.

SECTION III
ASSESSMENTS

    If, at the time of transfer of title, the property or any part of it is subject to an assessment or assessments payable in installments, all such installments not due or delinquent at the time of transfer will nevertheless be deemed to be due and payable at such time and as liens on the real property described in this agreement, and all such assessments will be paid and discharged by seller.

SECTION IV
ESCROW; PRORATION; CREDITS; COSTS

    a)  Escrow will be held by First American Title Guaranty Company under Escrow Number 51942808 conducted by Escrow Officer Dian Blair or her successor. Such instructions as the escrow company may require, not inconsistent with the provisions of this contract, will be signed and filed by the parties.

    b)  Escrow will close on the date which is thirty (30) days after the date that this agreement has been signed by both of the parties provided that the escrow company is in a position to record all documents required under this agreement, to make disbursements provided for in this agreement, and to issue a title insurance policy; this date is referred to in this agreement as the close of escrow. The close of escrow may be delayed by not more than fifteen days by written notice of either party delivered to the other party five (5) days before the initial close of escrow date.

    c)  The following items will be prorated as of the close of escrow: rentals, real estate taxes due but not delinquent and prepaid insurance premiums.

    d)  At the close of escrow, buyer will be credited $90,000 constituting the return of the security deposit under the lease between buyer and seller; however, buyer will not be credited any amount with regard to the $125,000 constituting the cost of tenant improvements required to be paid for by seller as landlord under buyer's lease which will not have been performed by seller prior to the close of escrow.

    e)  Closing costs will be paid in accordance with Santa Clara County standards; the title report will be paid by seller, the escrow fee will be paid by seller; the Santa Clara County transfer tax will be paid by seller; and, the San Jose city tax will be paid equally by seller and buyer and any and all brokerage commissions shall be paid by seller.

SECTION V
RISK OF LOSS; MAINTENANCE; TRANSFER OF POSSESSION

    a)  Risk of loss or damage by fire or other casualty to property or any part of it prior to close of escrow, will be the risk of seller. In the event of such loss or damage prior to closing, this contract will not be affected but seller will assign to purchaser all rights under any insurance policy or policies applicable to such loss. If action is necessary to recover under any casualty policy, seller will grant permission to bring such action in seller's name.

    b)  Seller shall maintain an all risk policy of insurance carried by an insurer with an A. M. Best's rating of AAA or better covering the improvements on the property in a commercially reasonable amount but in no event less than an amount sufficient to reconstruct the improvements on property in the event the property is totally destroyed by a covered risk.

    (b) Improvements and personal property described in this agreement will be maintained in their present condition prior to close of escrow by seller, wear from normal and reasonable use and deterioration excepted.

    c)  Possession of property will be transferred at close of escrow.

SECTION VI
COMMERCIAL ZONING

    Seller warrants that property is zoned for commercial purposes, that all of seller's existing uses of it are lawful and within such zoning and that seller is unaware of any proposed changes to the zoning of the property.

SECTION VII
BUYER'S CONDITIONS PRECEDENT

    a)  Buyer's obligation to pay the purchase price shall be contingent upon buyer's satisfaction with and release of each of the following conditions precedent. Each condition precedent will be deemed to satisfy and be deemed released by buyer fifteen (15) days after the date this agreement has been signed by all of the parties except that any condition precedent which is identified in a written notice delivered to seller stating that buyer is not satisfied with and does not release the identified condition precedent shall not be deemed to satisfy or to be released by buyer. As to any conditions precedent which buyer has identified in the notice referred to in this section, such conditions precedent will only be deemed released when explicitly released by buyer on or before the close of escrow. In the event any condition precedent has not been removed by the close of escrow, buyer's obligations to seller under this agreement shall terminate.

    The following shall constitute a separate conditions precedent:

  •
  Each exception to title identified in the First American Guaranty Company title report shall constitute a separate condition precedent;

  •
  The seismic condition of the property;

  •
  The soil condition of the property

  •
  The adequacy of supply to the premises of natural gas, water and electricity; and

  •
  Recorded Covenants, Conditions and Restrictions applicable to the premises.

    b)  Seller grants buyer the right, at buyer's expense, to perform any inspection, survey or testing desired by buyer with regard to determining buyer's satisfaction with any condition precedent provided that buyer shall indemnify and hold seller harmless with regard to any and all claims, causes of action or damages directly resulting from buyer's inspection, survey or testing.

    c)  Seller shall provide buyer, within five (5) days of the date this agreement is signed by all of the parties, copies of any and all reports or summaries of inspections, surveys, testing or other forms of investigation performed by buyer concerning the property.

SECTION VIII
NO RESTRICTION ON SALE

    In the event there is any restriction, limitation or prohibition on seller's sale of the premises including but not limited to any temporary restraining order, preliminary injunction or injunction, caused by or resulting from any act or action taken by seller or any third party, buyer shall have the option within ten (10) days of being notified of such act or action and the manner in which it restricts, limits or prohibits seller's sale to give written notice to seller and the escrow officer of buyer's election under this section to defer the close of escrow until seller is no longer subject to such restriction, limitation or prohibition.

SECTION IX
MEDIATION FOLLOWED BY BINDING ARBITRATION

    The parties agree that any and all disputes, claims or controversies arising out of or relating to this agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS' panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in the costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employee are confidential, privileged and inadmissable for any purpose including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissable or non-discoverable as a result of its use in the mediation. Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session, or forty-five (45) days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this clause may be enforced by any court of competent jurisdiction, and the parties seeking enforcement shall be entitled to an award of all costs, fees and expenses including attorney's fees, to be paid by the party against whom enforcement is ordered. The parties further agree that any and all disputes, claims or controversies arising out of or relating to this agreement that are not resolved by their mutual agreement or by mediation shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. §1 et sequitur. The arbitration will be conducted in accordance with the provisions of JAMS' comprehensive arbitration rules and procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction and the parties seeking enforcement shall be entitled to an award of all costs, fees and expenses including attorney's fees, to be paid by the party against whom enforcement is ordered.

NOTICE: BY INITIALING THE SPACE BELOW YOU ARE AGREEING TO HAVE ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MAY POSSESS TO HAVE THOSE MATTERS LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL EXCEPT TO THE EXTENT THAT THEY ARE SPECIFICALLY PROVIDED FOR UNDER THIS AGREEMENT. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION YOU MAY BE COMPELLED TO ARBITRATE UNDER FEDERAL OR STATE LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMISSION OF ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT TO NEUTRAL ARBITRATION IN ACCORDANCE WITH THIS AGREEMENT.

Party	/s/ ISAAC J. YANG February 12, 2001	Party	/s/ RICHARD DISSLY February 12, 2001

SECTION X
BINDING EFFECT OF CONTRACT

    This agreement and its terms, covenants and warranties will bind and inure to the benefit of parties to this agreement, and their respective successors and assigns. Unless this agreement otherwise requires, the covenants of it will survive the transfer of title.

    In witness of all the above, the parties have executed this instrument at the place and on the date first above specified. Two (2) duplicate originals of the contract have been signed.

SELLER		BUYER
Integrated Power Chip Corporation		Photon Dynamics, Inc.
By:	/s/ ISAAC J. YANG signature	By:	/s/ RICHARD DISSLY signature
Name:	Isaac J. Yang	Name:	Richard Dissly
Title:	President	Title:	CFO
Date:	February 12, 2001	Date:	February 12, 2001
Attestation		Attestation
By:	/s/ YONG SIK KIM signature	By:	/s/ RICHARD DISSLY signature
Name:	Yong Sik Kim	Name:	Richard Dissly
Title:	Secretary	Title:	CFO/Secretary
Date:	February 12, 2001	Date:	February 12, 2001

EXHIBIT "A"

    Description: The land referred to herein is situated in the State of California, County of SANTA CLARA, CITY OF SAN JOSE, and is described as follows:

PARCEL 1:

    ALL OF PARCEL NO. 2, AS SHOWN ON THAT CERTAIN MAP BEING A RESUBDIVISION OF LOTS 10, 11 AND 12 OF TRACT 8133, FILED IN BOOK 589 OF MAPS AT PAGE(S) 9 AND 10, AS COMBINED THROUGH LOT COMBINING APPLICATION, RECORDED FEBRUARY 28, 1989, IN BOOK K861, PAGE 1211 OFFICIAL RECORDS, SANTA CLARA COUNTY, WHICH SAID MAP WAS FILED FOR RECORD ON OCTOBER 8, 1997 IN BOOK 695 OF MAPS, AT PAGE(S) 1, 2 OF OFFICIAL RECORDS, OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA.

    RESERVING THEREFROM AND APPURTENANT TO PARCEL 1 AS SHOWN ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 695, PAGE(S) 1, 2, AN EASEMENT DESIGNATED AS 10 FOOT P.S.D.E. NO. 1 AS DELINEATED ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 695, PAGE(S) 1, 2.

    ALSO RESERVING THEREFROM AND APPURTENANT TO PARCELS 1 AND 3 AS SHOWN ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 695, PAGE(S) 1, 2, AN EASEMENT DESIGNATED AS 10 FOOT P.S.D.E. NO. 2 AS DELINEATED ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 695, PAGE(S) 1, 2.

    ALSO RESERVING THEREFROM AN EASEMENT FOR INGRESS AND EGRESS PURPOSES OVER THAT PORTION AS DELINEATED AS 26 FOOT I.E.E. ON THAT CERTAIN PARCEL MAP WHICH RECORDED IN BOOK 695 AT PAGE(S) 1, 2 AS AN APPURTENANCE TO PARCELS 1 AND 3 AS SHOWN ON THE PARCEL MAP RECORDED IN BOOK 695, PAGE(S) 1, 2.

PARCEL 2:

    AN EASEMENT FOR THE BENEFIT OF PARCEL 2 AS SHOWN ON PARCEL MAP RECORDED IN BOOK 695, PAGE(S) 1, 2 FOR INGRESS AND EGRESS PURPOSES OVER THAT PORTION OF PARCELS 1 AND 3 AS SHOWN AND DELINEATED AS INGRESS AND EGRESS EASEMENT ON THAT CERTAIN PARCEL MAP RECORDED OCTOBER 8, 1997 IN BOOK 695, AT PAGE(S) 1, 2 OF OFFICIAL RECORDS IN THE COUNTY RECORDERS OFFICE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA.

PARCEL 3:

    AN EASEMENT APPURTENANT TO PARCEL 2 AS SHOWN ON PARCEL MAP RECORDED IN BOOK 695, PAGE(S) 1, 2 FOR PRIVATE STORM DRAINAGE OVER THAT PORTION OF PARCELS 1 AND 3 AS SHOWN AND DELINEATED AS 10 FOOT P.S.D.E. NO. 1 AND 10 FOOT P.S.D.E. NO. 2 ON THAT CERTAIN PARCEL MAP RECORDED ON OCTOBER 8, 1997 IN BOOK 695, AT PAGE(S) 1, 2 OF OFFICIAL RECORDS, OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA.

    ASSESSOR'S PARCEL NO.: 706-09-097 AND 706-09-098

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  Exhibit 10.2